Exhibit 99.2

Fiscal Q 2 202 5 Earnings Call NYSE: AIR January 7 , 202 5

Forward - looking statements 1 © 2024 AAR CORP. All rights reserved worldwide. Note: All results and expectations in the presentation reflect continuing operations unless otherwise noted. This presentation may contain certain statements relating to future results, which are forward - looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations about future conditions . Forward - looking statements often address our expected future operating and financial performance and financial condition, or targets, goals, commitments, and other business plans, and often may also be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. These forward - looking statements are based on the beliefs of Company management, as well as assumptions and estimates based on information available to the Company as of the dates such assumptions and estimates are made, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors, including: ( i ) factors that adversely affect the commercial aviation industry; (ii) adverse events and negative publicity in the aviation industry; (iii) a reduction in sales to the U.S. government and its contractors; (iv) cost overruns and losses on fixed - price contracts; (v) nonperformance by subcontractors or suppliers; (vi) a reduction in outsourcing of maintenance activity by airlines; (vii) a shortage of skilled personnel or work stoppages; (viii) competition from other companies; (ix) financial, operational and legal risks arising as a result of operating internationally; (x) inability to integrate acquisitions effectively and execute operational and financial plans related to the acquisitions, such as the acquisition of Trax USA Corp. and the Product Support Business of Triumph Group Inc.; (xi) failure to realize the anticipated benefits of acquisitions; (xii) circumstances associated with divestitures; (xiii) inability to recover costs due to fluctuations in market values for aviation products and equipment; (xiv) cyber or other security threats or disruptions; (xv) a need to make significant capital expenditures to keep pace with technological developments in our industry; (xvi) restrictions on use of intellectual property and tooling important to our business; (xvii) inability to fully execute our stock repurchase program and return capital to stockholders; (xviii) limitations on our ability to access the debt and equity capital markets or to draw down funds under loan agreements; (xix) non - compliance with restrictive and financial covenants contained in our debt and loan agreements; (xx) changes in or non - compliance with laws and regulations related to federal contractors, the aviation industry, international operations, safety, and environmental matters, and the costs of complying with such laws and regulations; and (xxi) exposure to product liability and property claims that may be in excess of our liability insurance coverage. Should one or more of those risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. Those events and uncertainties are difficult or impossible to predict accurately and many are beyond our control. For a discussion of these and other risks and uncertainties, refer to our Annual Report on Form 10 - K, Part I, “Item 1A, Risk Factors” and our other filings filed from time to time with the U.S. Securities and Exchange Commission. We assume no obligation to update any forward - looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Non - GAAP Financial Measures: This presentation includes certain non - GAAP financial measures. Please refer to the Appendix for additional information on these non - GAAP financial measures and reconciliations to the comparable GAAP measures. Unless otherwise noted, the statements included and the information provided in this presentation are made as of January 7, 2025.

Q 2 FY 202 5 H ighlights As compared to Q 2 FY 202 4 Sales $6 86 M + 26 % Adj op erating margin 9. 2% +1 1 0 bps Adj EPS $0. 90 + 11% • Record second quarter sales of $686 million, up 26% year over year » Organic sales growth of 12% » Commercial sales increased 30%, driven by Parts Supply and Repair & Engineering segments » Government sales increased 16%, primarily due to Parts Supply segment • Significant increase in second quarter adjusted EBITDA margin and adjusted operating margin » Product Support and Heavy Maintenance primarily driving margin expansion • Adjusted EPS of $0.90, up 11% year over year » Strong demand and driving efficiencies throughout business, yielding improved results Adj EBITDA margin 11.4% + 130 bps 2 © 2024 AAR CORP. All rights reserved worldwide. See Appendix for reconciliation of Non - GAAP financial measures Strong sales driving top line growth; operational efficiencies improving margins

Appendix

Non - GAAP financial measures 8 © 2024 AAR CORP. All rights reserved worldwide. This presentation includes financial results for the Company with respect to adjusted diluted earnings per share, adjusted EBITDA and adjusted operating income, which are “non - GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We believe these non - GAAP financial measures are relevant and useful for investors as they illustrate our actual operating performance unaffected by the impact of certain items. When reviewed in conjunction with our GAAP results and the accompanying reconciliations, we believe these non - GAAP financial measures provide additional information that is useful to gain an understanding of the factors and trends affecting our business and provide a means by which to compare our operating performance against that of other companies in the industries we compete. These non - GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Adjusted EBITDA is net income (loss) before interest income (expense), other income (expense), income taxes, depreciation and amortization, stock - based compensation, and items of an unusual nature including but not limited to business divestitures and acquisitions, workforce actions, COVID - related subsidies and costs, impairment and exit charges, facility consolidation and repositioning costs, FCPA investigation settlement and related costs, equity investment gains and losses, pension settlement charges, legal judgments, acquisition, integration and amortization expenses from recent acquisition activity, and significant customer events such as early terminations, contract restructurings, forward loss provisions, and bankruptcies. Adjusted operating income is adjusted EBITDA gross of depreciation and amortization and stock - based compensation. Pursuant to the requirements of Regulation G of the Exchange Act, we provide tables that reconcile the above - mentioned non - GAAP financial measures to the most directly comparable GAAP financial measures in the Appendix at the end of this presentation.

Non-GAAP financial measures

Adjusted sales, operating income, operating margin, EBITDA, and EBITDA margin

	Q2 FY25						Q2 FY24					
($ in millions)	Parts Supply	Repair & Engineering	Integrated Solutions	Expeditionary Services	Corporate & Other	Consolidated	Parts Supply	Repair & Engineering	Integrated Solutions	Expeditionary Services	Corporate & Other	Consolidated
Sales	$273.7	$228.8	$163.4	$20.2	$0.0	$686.1	$227.6	$145.4	$156.6	$15.8	$0.0	$545.4
Operating income (loss)	31.6	22.8	6.5	2.2	(65.4)	(2.3)	28.4	11.3	6.4	0.9	(8.7)	38.3
Operting income margin	11.5%	10.0%	4.0%	10.9%	NA	-0.3%	12.5%	7.8%	4.1%	5.7%	NA	7.0%
Operating income (loss)	31.6	22.8	6.5	2.2	(65.4)	($2.3)	$28.4	$11.3	$6.4	$0.9	($8.7)	$38.3
FCPA settlement and investigation costs	-	-	-	-	59.2	59.2	-	-	-	-	2.6	2.6
Acquisition, integration & amortization expenses	-	5.3	1.8	-	0.1	7.2	-	-	2.7	-	0.4	3.1
Gain related to sale of joint venture	-	(0.7)	-	-	-	(0.7)	-	-	-	-	-	-
Adjusted operating income	$31.6	$27.4	$8.3	$2.2	($6.1)	$63.4	$28.4	$11.3	$9.1	$0.9	($5.7)	$44.0
Adjusted operating margin	11.5%	12.0%	5.1%	10.9%	NA	9.2%	12.5%	7.8%	5.8%	5.7%	NA	8.1%
Operating income (loss)	$31.6	$22.8	$6.5	$2.2	($65.4)	($2.3)	$28.4	$11.3	$6.4	$0.9	($8.7)	$38.3
Depreciation and amortization	1.8	6.3	4.4	0.4	1.1	14.0	1.3	1.8	4.1	0.4	1.1	8.7
Stock-based compensation	0.5	0.1	0.6	-	3.8	5.0	0.3	0.2	0.3	-	2.8	3.6
FCPA settlement & investigation costs	-	-	-	-	59.2	59.2	-	-	-	-	2.6	2.6
Acquisition and integration expenses	-	2.4	0.8	-	-	3.2	-	-	1.7	-	0.4	2.1
Gain related to sale of joint venture	-	(0.7)	-	-	-	(0.7)	-	-	-	-	-	-
Adjusted EBITDA	$33.9	$30.9	$12.3	$2.6	($1.3)	$78.4	$30.0	$13.3	$12.5	$1.3	($1.8)	$55.3
Adjusted EBITDA margin	12.4%	13.5%	7.5%	12.9%	NA	11.4%	13.2%	9.1%	8.0%	8.2%	NA	10.1%

AAR
© 2024 AAR CORP. All rights reserved worldwide.
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Non - GAAP financial measures Adjusted EBITDA and EBITDA margin 1 1 © 2024 AAR CORP. All rights reserved worldwide.

Non - GAAP financial measures Adjusted diluted earnings per share 1 2 © 2024 AAR CORP. All rights reserved worldwide. Q2 FY25 Q2 FY24 Earnings (loss) per share ($0.87) $0.67 FCPA settlement and investigation costs 1.67 0.08 Acquisition, integration, and amortization expenses 0.20 0.09 Loss related to sale of business/joint venture, net $0.01 0.02 Tax effect on adjustments (a) (0.11) (0.05) Adjusted diluted earnings per share $0.90 $0.81 (a) Calculation uses estimated statutory tax rates on non-GAAP adjustments except for the impact of the non- deductible portion of the FCPA settlement charge and the tax effect of the pension settlement charge, which includes income taxes previously recognized in accumulated other comprehensive loss